Exhibit 99.2
Slide 1 © 2023 AeroVironment, Inc. 052620 Third Quarter Fiscal Year 2023 Earnings Presentation March 6, 2023

Slide 2 | © 2023 AeroVironment, Inc. 052620 Safe Harbor Statement Certain statements in this presentation may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Slide 3 | © 2023 AeroVironment, Inc. 052620 Third Quarter Fiscal Year 2023 Key Messages Achieved third quarter results in line with or slightly ahead of our expectations with record funded backlog over $400 million as of January 28th Narrowing revenue guidance to $510 million - $525 million with 100%+ visibility to midpoint of guidance range with current backlog. Increasing Adjusted EBITDA1 guidance range to $89 million – $95 million. Midpoint of range represents 50% increase over FY2022. Given robust global demand and supporting macro trends, company is on pace for double-digit top line growth in FY2024. 1. Forecast net income for FY23 of $0 - $5m. Refer to Reconciliation of non-GAAP FY23 Adjusted EBITDA expectations on Appendix E

Third Quarter Results Fiscal Year 2023

Metric	Q3 FY23	Year-Over-Year Change	Notes
Revenue	$134.4 m	+49%	Overall increase in revenue primarily due to increase in revenue in SUAS segment and TMS segment, partially offset by a decrease in revenue in MUAS and reflects an increase in products sales partially offset by a decrease in service revenue
GAAP Gross profit	$45.5 m	+112%	Increase reflects higher product margins and higher service margins primarily related to favorable product mix and a decrease in non-cash purchase accounting related expense
Adjusted EBITDA[1]	$23 m	+$18 m	YOY increase due to higher gross profit partially offset by higher operating expenses.
Non-GAAP EPS (diluted)[2]	$0.33	+$0.02	YOY Increase due to higher gross profit partially offset by higher operating expenses and higher interest rate expenses.
Funded Backlog	$413.9 m	+83%	Record backlog driven by SUAS and TMS increase in international demand following the war in Ukraine

[1] Q3 net loss $0.7m. Refer to Adjusted EBITDA reconciliation on Appendix D.
[2] Q3 GAAP EPS was negative $0.03 per diluted share. Refer to Reconciliation of Non-GAAP Earnings Per Diluted Share on Appendix A.

Slide 4 | © 2023 AeroVironment, Inc.

AV AeroVironment PROCEED WITH CERTAINTY

Slide 5 | © 2023 AeroVironment, Inc. 052620 1 HAPS on track to deliver revenues of $35-$40 million for FY23 | 2 Expect FY23 second half decline in MUAS services revenues more than offset by anticipated increases in SUAS and MUAS product revenues Slide 5 | © 2023 AeroVironment, Inc. QUARTERLY REVENUE BY SEGMENT QUARTERLY REVENUE BY TYPE Revenue Mix by Segment and Type Anticipate Shift Back to 70% Product and 30% Service to Continue in Q4 47% 56% 53% 56% 68% 53% 44% 47% 44% 32% 24% 37% 31% 23% 34% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Gross Margin Percentage Quarterly Revenue Product Revenue Service Revenue GAAP Gross Margin Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Other $16.4 $17.0 $12.8 $17.5 $16.7 HAPS $9.5 $13.1 $10.2 $9.1 $8.9 TMS $18.6 $20.2 $23.0 $31.1 $24.0 MUAS $21.2 $23.1 $19.3 $27.3 $15.4 SUAS $24.4 $59.2 $43.3 $26.7 $69.4 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Revenue in millions $90.1 $108.5 $134.4 $111.6 $132.6 2 1

Slide 6 | © 2023 AeroVironment, Inc. 052620 Adjusted Profitability by Type and Non-GAAP EPS 37% 49% 45% 38% 41% 23% 28% 21% 12% 30% 26% 40% 34% 27% 36% 0% 10% 20% 30% 40% 50% 60% Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Adj Product Margin Adj Service Margin Total Adj Gross Margin 1 Q3 GAAP Product Margin of 40% and Service Margin of 21%. Refer to GAAP to NON-GAAP reconciliation on Appendix C. | 2 Refer to Reconciliation of Non-GAAP Diluted Loss Per Share on Appendix A. 0.31 0.33 $(0.20) $(0.10) $- $0.10 $0.20 $0.30 $0.40 Q3 FY22 Q3 FY23 Gross margin expected to continue expanding in Q4 following higher expected volume and favorable product mix Slide 6 | © 2023 AeroVironment, Inc. NON-GAAP DILUTED EPS2 PERCENTAGE ADJUSTED GROSS MARGIN1

Slide 7 | © 2023 AeroVironment, Inc. 052620 Updated Guidance: Fiscal 2023 Outlook AS OF 3/6/2023 FY22 RESULTS FY23 REVISED GUIDANCE EXPECTED % CHANGE (TO MIDPOINT) Revenue $446 million $510 million - $525 million 16% Net Income/(Loss) ($4 million) $0.3 million – $5 million --- Adjusted EBITDA 1 $63 million $89 million – $95 million 4 51% Earnings/(Loss) Per Share (diluted) ($0.17) $0.01 – $0.21 --- Non-GAAP Earnings Per Share (diluted) $1.06 3 $1.13 – $1.33 2 16% 1 Refer to Adjusted EBITDA reconciliation on Appendix D. 2 Refer to Reconciliation of Fiscal Year 2023 Non-GAAP Diluted Earnings Per Share Expectations on Appendix B 3 Refer to Reconciliation of Fiscal Year 2022 Non-GAAP Diluted Earnings Per Share on Appendix A 4 Refer to Reconciliation of Non-GAAP Fiscal Year 2023 Adjusted EBITDA Expectations on Appendix E. Expect R&D Expenses of 11%-12% of Revenues in FY23. Increase in FY23 midpoint Revenue and Adjusted EBITDA Guidance Due to Strong Order Flow. GAAP EPS guidance impacted by additional accelerated depreciation related to the closure of the last MEUAS site, unrealized losses on equity investments activity and higher R&D investments. Non-GAAP EPS guidance excludes impact from equity investments activity.

Slide 8 | © 2023 AeroVironment, Inc. 052620 Visibility for FY23 $108.5 $220.1 $354.5 $199.1 $168.2 $171.4 $166.3 $59.2 $95.1 $77.9 $27.1 $6.1 $3.5 $2.3 $- $100 $200 $300 $400 $500 $600 Q4 FY22 (6/28/22) Q1 FY23 Q2 FY23 Q3 FY23 Revenue Anticipated This FY from Unfunded Backlog Revenue Anticipated This FY from Qtr-To-Date Bookings Revenue Anticipated This FY from Funded Backlog Revenue Year-To-Date Revenue Guidance Range as of 3/6/23: $510 to $525 million 57% visibility1 1 Based on prior midpoint of guidance range of $490-$520 million | 2 Based on midpoint of revised guidance range of $505 million to $525 million | 3 Based on midpoint of revised guidance range of $510 million to $525 million 75% visibility1 92% visibility Revenue Guidance Range 2 : $490 to $520 million Company visibility supports revised revenue guidance range REVENUE (MILLIONS) Revenue Guidance Range as of 12/6/22: $505 to $525 million 100%+ visibility3 $3.1

Slide 9 © 2023 AeroVironment, Inc. 052620 Financial Tables

Slide 10 | © 2023 AeroVironment, Inc. 052620 APPENDIX A – RECONCILIATION OF FISCAL YEAR 2023 AND 2022 NON-GAAP EARNINGS PER DILUTED SHARE (UNAUDITED)

Slide 11 | © 2023 AeroVironment, Inc. 052620 APPENDIX B – RECONCILIATION OF FISCAL YEAR 2023 NON-GAAP DILUTED EARNINGS PER SHARE EXPECTATIONS (UNAUDITED)

Slide 12 | © 2023 AeroVironment, Inc. 052620 APPENDIX C – GAAP TO NON-GAAP RECONCILIATION OF ADJUSTED GROSS MARGIN

Slide 13 | © 2023 AeroVironment, Inc. 052620 APPENDIX D – HISTORICAL ADJUSTED EBITDA RECONCILIATION

Slide 14 | © 2023 AeroVironment, Inc. 052620 APPENDIX E – RECONCILIATION OF NON-GAAP FISCAL YEAR 2023 ADJUSTED EBITDA EXPECTATIONS